UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2010

CHINA HGS REAL ESTATE INC.
(Exact name of registrant as specified in its charter)

Florida	000-49687	33-0961490
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

6 Xinghan Road, 19th Floor Hanzhong City, Shaanxi Province
People’s Republic of China, 723000
(Address of principal executive offices)

(212) 232-0120 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2010, the Board of Directors (the “Board”) of China HGS Real Estate Inc. (the “Company”) appointed Gordon H. Silver, H. David Sherman, Yuankai Wen and Shenghuei Luo as directors of the Company, effective immediately.  The Board has determined that Messrs. Silver, Sherman and Wen are independent directors within the meaning set forth in the applicable rules, as currently in effect.  In connection with the appointment of the new directors to the Board, the Company has agreed to pay (i) Mr. Silver an annual compensation in the amount of $24,000 and option to purchase up to 12,000 shares of the Company’s common stock, (ii) Mr. Sherman an annual compensation in the amount of $36,000 and option to purchase up to 12,000 shares of the Company’s common stock and (iii) Mr. Wen an annual compensation in the amount of 100,000RMB and option to purchase up to 10,000 shares of the Company’s common stock.  Ms. Luo will not receive compensation for her services as a director of the Company.  The biographical information regarding each of the new directors is listed below:

Mr. Silver is a Director and Audit and Governance Committee Chairman of J.I. Kislak, Inc., a well established private company which invests in, manages and brokers the sale of commercial real estate properties located in Miami Lakes, Florida.  From 2007 through 2008, he was also a Director and member of the Audit and Nominating Committees of China Growth Alliance, Ltd., a business acquisition company formed to acquire an operating business in China.  He also previously served as Senior Managing Director and Senior Administrative Officer of Putnam Investments from 1987 through 2004, one of the largest mutual fund complexes in the United States, located in Boston, Massachusetts.  Mr. Silver received his MBA and Law degree from Harvard University, and a Bachelor of Arts degree in Government from Cornell University.

Mr. Sherman is a U.S. Certified Public Accountant.  He is a Professor of Northeastern University, College of Business Administration, since 1985.  Mr. Sherman was a Director and Chair of Audit Committee of China Growth Alliance, Ltd., a business acquisition company formed to acquire an operating business in China.  From 1997 through 2006, Mr. Sherman was also an Adjunct Professor of Tufts Medical School, Department of Public Health.  He also previously served on Academic Fellowship of Securities and Exchange Commission from 2004 through 2005.  Mr. Sherman received his Doctorate and MBA from Harvard Business School, and a Bachelor of Arts degree in Economics from Brandeis University.

Mr. Wen served as a Chairman of Beijing Neolinde Management Training Center since 1998.  From 1997 to 1998, he was also a Chairman of Beijing Neolinde Management Consulting Co.  Mr. Wen, from 1994 through 1997, also served as a Vice President of Roosevelt China Investment Co., an investment firm which seeks unique opportunities in China where it can leverage its extensive international network and deep knowledge of local Chinese and international business.  Mr. Wen received his Bachelor degree in Chemistry from Nanjing University.  He was also a visiting scholar of Physical and Chemical Biology Institute, University of Paris in France.

Ms. Luo is experienced in accounting and finance.  She joined Shaanxi Guangsha Investment and Development Group Co., Ltd. in 1997.  From 2000 through 2009, Ms. Luo served as a Vice Director of the Finance Department of Shaanxi Guangsha Investment and Development Group Co., Ltd., a fast-growing residential real estate developer that focuses on Tier II cities in China.  Since March, 2009, Ms. Luo served as a Manager of the Finance Department of Shaanxi Guangsha Investment and Development Group Co., Ltd.  Ms. Luo received her Bachelor degree in Accounting from Shaanxi Finance College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HGS REAL ESTATE INC.

Date: January 6, 2010	By:	/s/ Xiaojun Zhu
Xiaojun Zhu Chief Executive Officer

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